DNB Financial Corporation

For further information, please contact:
Bruce Moroney
CFO/ Executive Vice President
484-359-3153	FOR IMMEDIATE RELEASE
bmoroney@dnbfirst.com

DNB Financial Corporation
Raises $5.6 Million in Common Stock Private Placement

(November 15, 2005 -- Downingtown, PA) DNB Financial Corporation ("DNB"), parent of DNB First, National Association (the "Bank"), announced today the successful completion on November 14, 2005 of a private placement sale of 265,730 shares of its common stock to 53 accredited investors at a price of $21.00 per share, realizing total offering proceeds of $5.6 million. DNB’s management team and board of directors organized the offering. No brokerage or underwriting commissions were paid in relation to the private placement.

"We deeply appreciate the confidence that our new and existing shareholders have expressed in DNB through their participation in this offering," said William S. Latoff, Chairman and Chief Executive Officer of DNB. "The addition of this capital will allow DNB to continue to execute its Strategic Plan of business line growth and long-term value enhancement for our shareholders. We are particularly excited that our new investors will provide significant new customer relationships to augment our growth plans. "

William J. Hieb, President and Chief Operating Officer added, "We are excited about employing this additional common equity and the $4.0 million of Trust Preferred Securities that we issued in March, 2005. In 2005 our loans have increased over 18% and this additional capital will allow for continued growth of high quality deposit and lending relationships in our core market areas.”

The common stock was sold under the exemption from registration provided by Rule 506 of Regulation D promulgated by the SEC under the Securities Act of 1933 based on the fact that the shares were sold only to purchasers who are “accredited investors” within the meaning of Regulation D. The shares of common stock sold in the private placement have not been registered under the Securities Act of 1933, or any state securities laws and may not be resold without registration with the Securities and Exchange Commission or an applicable exemption from such registration.

Cedar Hill Advisors, a Pennsylvania based financial advisory firm serving banking and other financial services companies, provided a fairness opinion relating to the offering price of the private placement to the DNB Board of Directors.

DNB First, National Association, a wholly owned subsidiary of DNB Financial Corporation, a $457 million community bank headquartered in Chester County, Pennsylvania, is the oldest independent bank in the county with ten full service offices and two limited service offices. In addition to a broad array of consumer banking products, DNB offers commercial and construction lending, commercial leasing, cash management, brokerage and insurance through DNB Financial Services, and trust services through DNB Advisors. For more information, go to www.dnbfirst.com.

This press release contains statements that are not of historical facts and may pertain to future operating results or events or management’s expectations regarding those results or events. These are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. When used in this press release, the words “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, or words of similar meaning, or future or conditional verbs, such as “will”, “would”, “should”, “could”, or “may” are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are either beyond our control or not reasonably capable of predicting at this time. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. Readers of this press release are accordingly cautioned not to place undue reliance on forward-looking statements. DNB disclaims any intent or obligation to update publicly any of the forward-looking statements herein, whether in response to new information, future events or otherwise.